CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2007, relating to the consolidated financial statements and financial statement schedule of Black Hills Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, effective January 1, 2006, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, effective as of December 31, 2006), and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Minneapolis, Minnesota

March 27, 2007